As filed with the Securities and Exchange Commission on May 29, 2024

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Address of Principal Executive Offices)

Viasat, Inc. 401(k) Profit Sharing Plan

(Full Title of the Plan)

Robert J. Blair, Esq.

Senior Vice President, General Counsel and Secretary

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Viasat to register an additional 5,000,000 shares of Viasat common stock that may be contributed to the 401(k) Plan by Viasat in satisfaction of its company matching contribution obligations under the 401(k) Plan, which shares will be newly-issued shares. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-159708, 333-167379, 333-182015, 333-204440, 333-231791, 333-256652 and 333-272129) are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the Securities Act). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Viasat hereby incorporates the following documents in this registration statement by reference:

(a)	Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on May 29, 2024;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Viasat’s Annual Report on Form 10-K referred to in clause (a) above;

(c)

The description of Viasat common stock contained in Exhibit 4.7 of Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on May 29, 2024, including any amendment or report filed for the purpose of updating such description; and

(d)	The 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended March 31, 2023 filed with the SEC on September 26, 2023.

In addition, all documents filed by Viasat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed Herewith
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Latham & Watkins LLP*					X
5.2	Copy of Internal Revenue Service Opinion Letter Regarding Qualification of the Viasat, Inc. 401(k) Profit Sharing Plan under Section 401 of the Internal Revenue Code	S-8	333- 231791	5.2	May 29, 2019
23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X
23.3	Consent of KBF CPAs LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (see signature page)					X
107	Calculation of Filing Fee Table					X

* In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K with respect to the qualification of the 401(k) Plan, as amended to date, under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), Viasat hereby undertakes that it will submit the 401(k) Plan to the Internal Revenue Service (“IRS”) in a timely manner when required and will make any and all changes required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Code.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 29, 2024.

Viasat, Inc.

By:	/s/ Mark Dankberg
Mark Dankberg
Chairman of the Board and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Mark Dankberg and Robert Blair, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 29, 2024
Mark Dankberg

/s/ Shawn Duffy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2024
Shawn Duffy

/s/ Richard Baldridge	Director	May 29, 2024
Richard Baldridge

/s/ James Bridenstine	Director	May 29, 2024
James Bridenstine

/s/ Robert Johnson	Director	May 29, 2024
Robert Johnson

/s/ Sean Pak	Director	May 29, 2024
Sean Pak

/s/ John Stenbit	Director	May 29, 2024
John Stenbit

/s/ Andrew Sukawaty	Director	May 29, 2024
Andrew Sukawaty

/s/ Rajeev Suri	Director	May 29, 2024
Rajeev Suri

/s/ Theresa Wise	Director	May 29, 2024
Theresa Wise

Pursuant to the requirements of the Securities Act, the Plan Administrator of the Viasat, Inc. 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 29, 2024.

Viasat, Inc. 401(k) Profit Sharing Plan

By:	/s/ Shawn Duffy
Viasat, Inc., as Plan Administrator’s Designee
	By:	Shawn Duffy
Senior Vice President and Chief Financial Officer